SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 16, 2018

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2018, the Board of Directors of Varian Medical Systems, Inc. (the “Company”) appointed Anat Ashkenazi, Senior Vice President, Controller and Chief Financial Officer, Lilly Research Labs, to the Board effective December 1, 2018. The size of the Board of Directors was increased to ten, effective December 1, 2018, in connection with Ms. Ashkenazi’s appointment. The Board also appointed Ms. Ashkenazi to the Audit Committee and the Ethics and Compliance Committee effective December 1, 2018. Ms. Ashkenazi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In accordance with the Company’s current program for compensation of non-employee directors, Ms. Ashkenazi is eligible to receive an annual cash retainer in the amount of $100,000 and equity compensation in the form of shares of the Company’s common stock having a value of $165,000. For 2018, Ms. Ashkenazi will receive a cash retainer of $8,493 and equity compensation in the form of shares of the Company’s common stock having a value of $14,014, which reflect her partial year of service for 2018 until the Company’s 2019 Annual Meeting of Stockholders. The equity compensation is expected to be granted on February 15, 2019.

On November 20, 2018, the Company issued a press release regarding the appointment of Ms. Ashkenazi to the Board, a copy of which is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 20, 2018